                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Anteon International Corporation and Subsidiaries:

We consent to the use of our report dated April 30, 1999 on the consolidated balance sheet of Analysis & Technology, Inc. and Subsidiaries as of March 31, 1999 and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows for the year then ended, included in the Form S-1 (No. 333-75884) of Anteon International Corporation, incorporated herein by reference.

                                                KPMG LLP


Providence, Rhode Island
March 11, 2002